Exhibit 99.1

AMMO, Inc. Reports Fourth Quarter and Fiscal Year 2024 Financial Results

SCOTTSDALE, Ariz., June 13, 2024 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today reported results for its Fourth Quarter and Fiscal Year 2024, ended March 31, 2024.

Fiscal Year 2024 Overview

●	Net Revenues of $145.1 million, a 24.2% decrease.
●	Gross profit margin of approximately 29.4%.
●	Adjusted EBITDA of $15.4 million compared to $26.4 million.
●	Net loss of ($15.6) million, compared to net loss of ($4.6) million.
●	Diluted EPS of ($0.16), compared to ($0.07).
●	Adjusted EPS of $0.09, compared to $0.16.

GunBroker.com “Marketplace” Metrics – Fiscal Year 2024

●	Marketplace revenue of approximately $53.9 million.
●	New user growth averaged 30,000 per month.
●	Average take rate increased to 5.9% compared to 5.6% in fiscal 2023.

Fourth Quarter 2024 Overview

●	Net Revenues of $40.4 million, a 7.5% decrease
●	Gross profit margin of approximately 23.3%.
●	Adjusted EBITDA of $2.2 million compared to $3.8 million.
●	Net loss of ($5.3) million, compared to net loss of ($2.9) million.
●	Diluted EPS of ($0.05), compared to ($0.04).
●	Adjusted EPS of $0.01, compared to $0.02.

GunBroker.com “Marketplace” Metrics – Fourth Quarter 2024

●	Marketplace revenue of approximately $13.6 million.
●	New user growth averaged 32,000 per month.
●	Average take rate increased to 6.0%

Jared Smith, AMMO’s CEO, commented “Sales increased sequentially despite a slower market environment. We continued to make progress this quarter and ended the fiscal year with a strong pipeline of rifle ammunition and casing sales while accelerating our buildout of GunBroker’s capabilities. This is most evident as we start to deliver on our ZRO Delta contract, while continuing the advancement in financing, cross selling, and carting of accessories that will take place with GunBroker in Fiscal 2025.

“AMMO is at a pivotal point as we finish the first quarter of our 2025 fiscal year. We believe we have changed the trajectory of the business in these past 12 months in a way that will lead to increased shareholder value. Our ongoing transition from low margin pistol ammo to high margin rifle cases will sustain a more stable and profitable business model going forward. In addition, GunBroker’s multi seller, multi-item checkout process will enable us to capture a higher margin accessory business, while streamlining the checkout process. As we sit here in June, we believe we have never been more poised for success,” Mr. Smith concluded.

Fourth Quarter and Fiscal Year 2024 Results

We experienced sequential revenue growth in our ammunition segment in the final quarter of our fiscal year in comparison to our third quarter while the margins of the GunBroker marketplace segment remain robust.

We ended the fourth quarter of our 2024 fiscal year with total revenues of approximately $40.4 million in comparison to $43.7 million in the prior year quarter. The decrease in revenue was primarily related to a decrease in activity in our marketplace segment, which we believe decreased as a result of the current macroeconomic environment impacting our industry as well as others. Our casing sales, however, which afford us higher gross margins, increased to $0.9 million up from the prior year period. Revenues for our ammunition segment decreased $0.2 million from the prior year quarter but increased $4.8 million or 21.9% quarter-over-quarter as a result of increased ammunition sales in our fourth fiscal quarter.

Cost of goods sold was approximately $31.0 million for the quarter compared to $31.8 million in the comparable prior year quarter. The decrease in cost of goods sold was related to the decrease in sales volume.

Our gross margin for the quarter was $9.4 million or 23.3% compared to $11.9 million or 27.3% in the prior year period. The decrease in gross profit margin was related to the shift in sales mix.

The robust margins on GunBroker remained steady through our final quarter, but the margins in the ammunition segment did not meet expectations. We expect improvement as production capacities increase. Our inventory levels continued to decrease, generating $4.3 million in cash from operations for the quarter, bringing us to $32.6 million for the full fiscal year.

There was approximately $2.4 million of nonrecurring expenses in the quarter related to legal and professional fees, which we have included as an addback to adjusted EBITDA.

For the quarter, we recorded Adjusted EBITDA of approximately $2.2 million, compared to the prior year quarter Adjusted EBITDA of $3.8 million.

We ended the quarter with a Net Loss of approximately $5.3 million compared with a Net Loss of approximately $2.9 million for the prior year period. This resulted in a loss per share of $0.05 for the quarter or Adjusted Net Income per Share of $0.01 in comparison to a loss per share of $0.04 in the prior year quarter or Adjusted Net Income per Share of $0.03. For our fiscal year, a loss per share of $0.16 or Adjusted Net Loss per Share of $0.09 in comparison to Net Income per share of $0.07 or Adjusted Net Income per Share of $0.16 in the prior year.

Looking forward, we are focused on increasing our plant capacity with the recent engagement of a global consulting firm, which should improve the product marginality.

For GunBroker, we launched our cart platform in March of 2024, and will be bringing other efforts online in Fiscal 2025. These efforts may include additional customer financing partnerships such as what we built with Gearfire Capital, which will allow retailers the option to offer flexible financing options to customers. We expect these enhancements will drive sales growth through better functionality and enhanced purchasing power of buyers.

As of now, we believe we are financially well positioned into Fiscal 2025 given our strong net working capital position. We reported $131.5 million in current assets including $55.6 million of cash and cash equivalents along with $30.9 million of current liabilities. Additionally, we generated $32.6 million in cash from operations for the period.

Conference Call

Management will host a conference call at 5:00 PM ET today, June 13, 2024, to review financial results and provide an update on corporate developments. Following management’s formal remarks there will be a question-and-answer session.

Participants are asked to preregister for the call at the following link: https://dpregister.com/sreg/10188534/fc5c14c674

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access or who are unable to pre-register may dial in by calling 1-844-481-2698 (domestic) or 1-412-317-0655 (international).

Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. Fourth Quarter and Fiscal Year 2024 Conference Call.”

The conference call will also be available through a live webcast at the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=FE9IBGzz, which is also available through the Company’s website.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure, and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories, and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

CoreIR

Phone: (212) 655-0924

IR@ammo-inc.com

Source: AMMO, Inc.

AMMO, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	March 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$55,586,441	$39,134,027
Accounts receivable, net	28,221,321	29,346,380
Inventories	45,563,334	54,344,819
Prepaid expenses	2,154,170	5,126,667
Current portion of restricted cash	-	500,000
Total Current Assets	131,525,266	128,451,893

Equipment, net	58,082,040	55,963,255

Other Assets:
Deposits	349,278	7,028,947
Patents, net	4,539,290	5,032,754
Other intangible assets, net	111,049,067	123,726,810
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	2,000,093	1,261,634
Deferred income tax asset	1,487,088	-
TOTAL ASSETS	$399,902,216	$412,335,387

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$23,156,495	$18,079,397
Accrued liabilities	7,030,667	4,353,354
Current portion of operating lease liability	479,651	470,734
Note payable related party	-	180,850
Current portion of construction note payable	273,459	260,429
Insurance premium note payable	-	2,118,635
Total Current Liabilities	30,940,272	25,463,399

Long-term Liabilities:
Contingent consideration payable	59,838	140,378
Construction note payable, net of unamortized issuance costs	10,735,241	10,922,443
Operating lease liability, net of current portion	1,609,836	903,490
Deferred income tax liability	-	2,309,592
Total Liabilities	43,345,187	39,739,302

Shareholders’ Equity:
Series A cumulative perpetual preferred Stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of March 31, 2024 and March 31, 2023, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 120,531,507 and 118,562,806 shares issued and 119,181,067 and 118,294,478 outstanding at March 31, 2024 and March 31, 2023, respectively	119,181	118,294
Additional paid-in capital	396,730,170	391,940,374
Accumulated deficit	(37,620,566)	(18,941,825)
Treasury Stock	(2,673,156)	(522,158)
Total Shareholders’ Equity	356,557,029	372,596,085
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$399,902,216	$412,335,387

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2024	2023	2024	2023

Net Revenues
Ammunition sales	$22,445,216	$23,508,227	$69,390,801	$114,116,044
Marketplace revenue	13,570,124	16,662,831	53,942,076	63,149,673
Casing sales	4,405,807	3,512,664	21,721,695	14,174,084
	40,421,147	43,683,722	145,054,572	191,439,801

Cost of Revenues	31,021,560	31,773,675	102,431,803	136,031,204
Gross Profit	9,399,587	11,910,047	42,622,769	55,408,597

Operating Expenses
Selling and marketing	547,981	742,326	1,370,079	4,729,540
Corporate general and administrative	7,976,832	7,059,882	29,583,274	24,980,079
Employee salaries and related expenses	3,607,354	4,264,701	16,703,822	15,679,135
Depreciation and amortization expense	3,425,790	3,328,010	13,542,791	13,278,762
Total operating expenses	15,557,957	15,394,919	61,199,966	58,667,516
Loss from Operations	(6,158,370)	(3,484,872)	(18,577,197)	(3,258,919)

Other Expenses
Other income/(expense)	(708,779)	(3,012)	(332,593)	25,181
Interest expense	163,088	(93,871)	(446,473)	(632,062)
Total other expense	(545,691)	(96,883)	(779,066)	(606,881)

Loss before Income Taxes	(6,704,061)	(3,581,755)	(19,356,263)	(3,865,800)

Provision for Income Taxes	(1,371,180)	(639,189)	(3,791,063)	730,238

Net Loss	(5,332,881)	(2,942,566)	(15,565,200)	(4,596,038)

Preferred Stock Dividend	(782,639)	(765,625)	(3,122,049)	(3,105,034)

Net Loss Attributable to Common Stock Shareholders	$(6,115,520)	$(3,708,191)	$(18,687,249)	$(7,701,072)

Net Loss per share
Basic	$(0.05)	$(0.04)	$(0.16)	$(0.07)
Diluted	$(0.05)	$(0.04)	$(0.16)	$(0.07)

Weighted average number of shares outstanding
Basic	118,775,757	117,874,162	118,249,486	117,177,885
Diluted	118,775,757	117,874,162	118,249,486	117,177,885

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Year Ended March 31,
	2024	2023

Cash flows from operating activities:
Net Loss	$(15,565,200)	$(4,596,038)
Adjustments to reconcile Net Loss to Net Cash provided by operations:
Depreciation and amortization	18,813,897	17,519,949
Debt discount amortization	83,253	83,253
Employee stock awards	4,082,108	5,807,779
Stock grants	203,000	179,094
Common stock purchase options	430,457	-
Stock for services	-	-
Contingent consideration payable fair value	(80,540)	(63,764)
Allowance for credit losses	419,527	191,299
Loss on disposal of assets	259,540	-
Reduction in right of use asset	476,252	629,140
Warrant issued for services	-	213,819
Deferred income taxes	(3,796,680)	730,238
Changes in Current Assets and Liabilities
Accounts receivable	705,532	14,417,405
Due from related parties	-	15,000
Inventories	8,781,485	4,671,333
Prepaid expenses	4,028,696	2,763,855
Deposits	6,679,669	4,306,375
Accounts payable	5,077,098	(8,694,813)
Accrued liabilities	2,532,695	(1,970,078)
Operating lease liability	(499,448)	(647,480)
Net cash provided by operating activities	32,631,341	35,556,366

Cash flows from investing activities:
Gemini acquisition	-	-
Purchase of equipment	(8,024,765)	(12,541,325)
Proceeds from disposal of assets	3,750	-
Net cash used in investing activities	(8,021,015)	(12,541,325)

Cash flow from financing activities:
Payments on inventory facility, net	-	(825,675)
Proceeds from factoring liability	37,252,869	71,348,761
Payments on factoring liability	(37,252,869)	(71,834,432)
Payments on assumed debt from Gemini	-	-
Payments on note payable - related party	(180,850)	(684,921)
Payments on insurance premium note payment	(3,174,834)	(2,134,143)
Proceeds from construction note payable	-	1,000,000
Payments on construction note payable	(257,425)	(150,743)
Payments on note payable	-	-
Sale of preferred stock	-	-
Common stock issued for exercised warrants	76,200	101,506
Common stock issuance costs	-	-
Preferred stock dividends paid	(2,968,923)	(2,960,416)
Common stock repurchase plan	(2,152,080)	(522,426)
Net cash used in financing activities	(8,657,912)	(6,662,489)

Net increase in cash	15,952,414	16,352,552
Cash, beginning of period	39,134,027	23,281,475
Restricted cash, beginning of period	500,000	-
Cash and restricted cash, end of period	$55,586,441	$39,634,027
Restricted cash, end of period	$-	$500,000
Cash, end of period	$55,586,441	$39,134,027

(Continued)

	For the Year Ended March 31,
	2024	2023

Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$667,063	$665,043
Income taxes	$-	$1,302,811

Non-cash investing and financing activities:
Operating lease liability	$1,214,711	$901,076
Insurance premium note payment	$1,056,199	$4,252,778
Dividends accumulated on preferred stock	$144,618	$144,618
Construction note payable	$-	$10,237,032
Acquisition stock issuances	$-	$-
Warrant issued for services	$-	$-

Non-GAAP Financial Measures

We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under accounting principles generally accepted in the United States (“GAAP”), the following information includes key operating metrics and non-GAAP financial measures we use to evaluate our business. We believe these measures are useful for period-to-period comparisons of the Company. We have included these non-GAAP financial measures in this Quarterly Report on Form 10-Q because they are key measures we use to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	For the Three Months Ended
	31-Mar-24	31-Mar-23

Reconciliation of GAAP Net Loss to Adjusted EBITDA
Net Loss	$(5,332,881)	$(2,942,566)
Provision for income taxes	(1,371,180)	(639,189)
Depreciation and amortization	4,766,681	4,568,977
Interest expense, net	(163,088)	93,871
Employee stock awards	1,104,263	1,349,806
Stock grants	50,750	43,750
Common stock purchase options	50,412	-
Warrants issued for services	-	106,910
Other income, net	708,779	3,012
Contingent consideration fair value	(20,242)	(18,192)
Other nonrecurring expenses(1)	2,372,888	1,248,865
Proxy contest fees(2)	-	-
Adjusted EBITDA	$2,166,382	$3,815,244

(1)	Other nonrecurring expenses consist of professional and legal fees that are nonrecurring in nature.
(2)	Includes proxy contest fees of $910,000 for Employee Stock Awards issued as a result of the Settlement Agreement as discussed in Note 17 of our consolidated financial statements.

	For the Year Ended
	31-Mar-24	31-Mar-23

Reconciliation of GAAP Net Loss to Adjusted EBITDA
Net Loss	$(15,565,200)	$(4,596,038)
Provision for income taxes	(3,791,063)	730,238
Depreciation and amortization	18,813,897	17,519,949
Interest expense, net	446,473	632,062
Employee stock awards	4,082,108	5,807,779
Stock grants	203,000	179,094
Common stock purchase options	430,457	-
Warrants issued for services	-	213,819
Other income (expense), net	332,593	(25,181)
Contingent consideration fair value	(80,540)	(63,764)
Other nonrecurring expenses(1)	10,498,990	1,248,865
Proxy contest fees(2)	-	4,724,385
Adjusted EBITDA	$15,370,715	$26,371,208

(1)	Other nonrecurring expenses consist of professional and legal fees that are nonrecurring in nature.
(2)	Includes proxy contest fees of $910,000 for Employee Stock Awards issued as a result of the Settlement Agreement as discussed in Note 17 of our consolidated financial statements.

	For the Three Months Ended
	31-Mar-24		31-Mar-23
Reconciliation of GAAP Net Loss to Fully Diluted EPS
Net Loss	$(5,332,881)	$(0.05)	$(2,942,566)	$(0.03)
Depreciation and amortization	4,766,681	0.04	4,568,997	0.04
Interest expense, net	(163,088)	-	93,871	-
Employee stock awards	1,104,263	0.01	1,349,806	0.01
Stock grants	50,750	-	43,750	-
Warrants issued for services	-	-	106,910	-
Contingent consideration fair value	(20,242)	-	(18,192)	-
Common stock purchase options	490,755	-	-	-
Nonrecurring expenses	2,372,888	0.02	1,248,865	0.01
Tax effect	(1,848,767)	(0.01)	(1,566,604)	(0.01)
Adjusted Net Income	$1,420,359	$0.01	$2,884,837	$0.02

	For the Year Ended
	31-Mar-24		31-Mar-23
Reconciliation of GAAP Net Loss to Fully Diluted EPS
Net Loss	$(15,565,200)	$(0.13)	$(4,596,038)	$(0.04)
Depreciation and amortization	18,813,897	0.16	17,519,949	0.15
Interest expense, net	446,473	-	632,062	0.01
Employee stock awards	4,082,108	0.03	5,807,779	0.05
Stock grants	203,000	-	179,094	-
Warrants issued for services	-	-	213,819	-
Contingent consideration fair value	(80,540)	-	(63,764)	-
Common stock purchase options	430,457	-	-	-
Nonrecurring expenses	10,498,990	0.09	5,973,250	0.05
Tax effect	(7,886,230)	(0.06)	(6,393,194)	(0.05)
Adjusted Net Income	$10,942,955	$0.09	$19,272,957	$0.16

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2024	2023	2024	2023
Weighted average number of shares outstanding
Basic	118,775,757	117,874,162	118,249,486	117,177,885
Diluted	118,775,757	117,874,162	118,249,486	117,177,885